ASSET PURCHASE AGREEMENT


                                     between


                          MOUNTAINEER SYNFUEL, L.L.C.,
                                  as Purchaser



                                       and



                            COVOL TECHNOLOGIES, INC.
                                    as Seller


                                      Dated
                                   May 5, 1998

                                TABLE OF CONTENTS
                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS
 Section 1.01.  Definitions...................................................1

                                   ARTICLE II

                                    PURCHASE
 Section 2.01.  Sale and Purchase of Assets...................................6
 Section 2.02.  Adjustment Amounts...........................................10
 Section 2.03.  Deferred Contingent Payments.................................11

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
 Section 3.01  Assets........................................................12
 Section 3.02. Ownership of Assets...........................................12
 Section 3.03.  Organization; Due Authorization; Binding Obligation..........12
 Section 3.04.  Absence of Certain Changes or Events.........................12
 Section 3.05.  Insurance....................................................12
 Section 3.06.  Commitments..................................................12
 Section 3.07.  Legal Proceedings............................................13
 Section 3.08.  Taxes........................................................13
 Section 3.09.  Compliance with Laws.........................................13
 Section 3.10.  Environment..................................................14
 Section 3.11.  Non-Contravention............................................14
 Section 3.12.  Regulatory Approvals.........................................14
 Section 3.13.  Conduct of Operations........................................14
 Section 3.14.  Designs and Drawings.........................................15
 Section 3.15.  Licenses, Permits, Etc.......................................15
 Section 3.16.  No Tax-Assisted Financing....................................15
 Section 3.17.  IRS Ruling...................................................15
 Section 3.18.  Certain Expectations.........................................15
 Section 3.19.  Projections..................................................16
 Section 3.20.  Production Capacity of Synthetic Coal Facilities.............16

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
 Section 4.01.  Organization.................................................17
 Section 4.02.  Due Authorization of the Purchaser; Binding Obligation.......17
 Section 4.03.  Non-Contravention............................................17
 Section 4.04.  Regulatory Approvals.........................................17

 Section 4.05.  Legal Proceedings............................................17
 Section 4.06.  Availability of Funds........................................18

                                    ARTICLE V

                        FURTHER AGREEMENTS AND ASSURANCES
 Section 5.01.  Confidentiality..............................................18
 Section 5.02.  Reports and Financial Statements.............................18
 Section 5.03.  Concerning the Project.......................................19

                                   ARTICLE VI

                           CONDITIONS TO THE PURCHASE
 Section 6.01.  No Legal Proceedings.........................................19
 Section 6.02.  Project Contracts............................................19

                                   ARTICLE VII

                             CONDITIONS TO THE SALE
 Section 7.01.  No Legal Proceedings.........................................20
 Section 7.02.  Payment of Purchase Price....................................20

                                  ARTICLE VIII

                                EVENTS OF DEFAULT
 Section 8.01.  Events of Default............................................20
 Section 8.02.  Purchaser's Obligation to Take Action Against
                Defaulting Member............................................21

                                   ARTICLE IX

                    CONSEQUENCES OF BREACH OF REPRESENTATIONS
                          AND WARRANTIES AND COVENANTS
 Section 9.01.  Consequence of Breach of Representations and
                Warranties and Covenants  ...................................21

                                    ARTICLE X

                            TERMINATION OF AGREEMENT
 Section 10.01.  Mutual Agreement............................................21
 Section 10.02.  Noncompliance; Nonperformance...............................21

                                   ARTICLE XI

                                  MISCELLANEOUS
 Section 11.01.  Entire Agreement............................................22
 Section 11.02.  Successors and Assigns......................................22

 Section 11.03.  Counterparts; Effectiveness.................................22
 Section 11.04.  Headings....................................................22
 Section 11.05.  Amendment; Waiver; Requirement of Writing...................22
 Section 11.06.  Notices.....................................................22
 Section 11.07.  Governing Law...............................................23
 Section 11.08.  Exclusion of Consequential Damages..........................23
 Section 11.09.  No Third-Party Beneficiaries................................23
 Section 11.10.  Interim Funding.............................................23


 Exhibit A                  Base Case
 Exhibit B                  Form of Deferred Contingent Payment Note
 Exhibit C                  Interim Funding Draw Schedule

                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of May 5, 1998, between MOUNTAINEER SYNFUEL, L.L.C., a Delaware limited liability company (the "Purchaser"), and COVOL TECHNOLOGIES, INC., a Delaware corporation (the "Seller"),


                              W I T N E S S E T H :

                  WHEREAS, the Seller has constructed the Project and owns the Assets (as such terms are defined below);

                  WHEREAS, the Seller desires to sell, assign, transfer and convey (and upon placement in service for federal income tax purposes of the Project, as defined below) the Purchaser desires to purchase and accept the Assets for the consideration and on the terms set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the promises and of the mutual agreements hereinafter contained, the parties, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.01. Terms used herein and not defined herein shall have the meaning assigned thereto in the Amended and Restated Limited Liability Company Agreement of Mountaineer Synfuel, L.L.C. dated May 5, 1998.

                  "Adjustment Date" means the first Quarterly Payment Date after June 30 of each year.

                  "Annual   Adjustment   Amount"   means  the  amount  which  is
determined under Section 2.02(a) hereof as the adjustment to be made to the Contingent Payments otherwise due on the Adjustment Date.

                  "Assets"   means  the  assets  which   comprise  the  Project,
including those identified on Schedule 3.01 hereto (on the date hereof, and at the Closing, on the Closing Date), and the Lease.


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                  "Base Case" means the pro forma  economic  projections  of the expected financial results of the Project attached hereto as Exhibit A.

                  "Calendar   Quarter"   means,  in  each  calendar  year,  each
three-month period beginning with January, April, July or October.

                  "Capacity Warranty" has the meaning specified in Section 9.01 hereof.

                  "Capital Contributions" means the amounts contributed to the Limited Liability Company by the Members as provided in the Company Agreement.

                  "Cash Expenditures" means, with respect to any period, all disbursements of cash by the Purchaser including, but not limited to, payments of operating expenses, amounts payable by the Purchaser as Contingent Payments under this Agreement (determined without regard to the application of any provision hereof permitting or requiring all or any portion of such Contingent Payments to be deferred due to Operating Deficits), amounts paid as royalties or license fees under the Technology License and Binder Purchase Agreement or other agreements regarding technology utilized by the Purchaser, payments of principal and interest as it becomes due on indebtedness and any amounts set aside in such period as Reserves or placed in escrow pursuant to this Agreement or the Technology License and Binder Purchase Agreement; provided that, Cash Expenditures shall not include distributions to the Members or amounts expended or applied from Initial Contributions, other than amounts expended or applied as working capital or otherwise to cover operating costs identified in the Project Construction Budget.

                  "Cash Receipts" means, with respect to any period, all cash receipts of the Purchaser from the operation of the Project or the sale of fuels produced thereby and any other cash receipts from Purchaser operations or
assets,   plus  Quarterly   Contributions  plus  that  portion  of  the  Initial
Contributions contributed and expended or applied as working capital or otherwise to cover operating costs, in each case not to exceed the amounts specified therefor in the Project Construction Budget, plus interest received on any Reserves or accounts of the Purchaser or their subsidiaries; provided that, Cash Receipts shall not include proceeds of borrowings.

                  "Closing" means the transfer of the Assets to the Purchaser and the payment to the Seller of the Initial Payment.

                  "Closing Date" means the date and time (specified in notice by Purchaser pursuant to Section 2.01(b)) as of which the Closing actually takes place.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  "Company Agreement" means the Limited Liability Company Agreement of the Purchaser as dated October 23, 1997 as amended and restated by the Amended and Restated Limited Liability Company Agreement of the Purchaser dated May 5, 1998.


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                  "Contingent  Payment"  means  with  respect  to each  Calendar
Quarter, the Contingent Payment due on the Quarterly Payment Date following the end of such Calendar Quarter all as provided in Section 2.01(e) and the payment due on the Final Adjustment Date.

                  "Deferred Contingent Payments" means (i) all amounts of Contingent Payments which, under Section 2.03, are not paid on the Quarterly Payment Date when such amounts become due and (ii) interest on the deferred amount until paid.

                  "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  "Environmental Law" means any Legal Requirement which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Mine Safety Act of 1977, the Surface Mining Control and Reclamation Act of 1977, and the Occupational Safety and Health Act of 1970, all as amended, any regulations promulgated thereunder, and any comparable state, local or foreign laws and regulations.

                  "Estimated Tax Credits" has the meaning specified in Section 2.01(e).

                  "Event of Bankruptcy" means, for any entity:

                  (a) that such entity shall fail generally to, or admit in writing its inability to, pay its obligations as they become due; or

                  (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such entity or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such proceeding shall not have been dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be; or

                  (c) the commencement by such entity of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such entity's consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian,

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



sequestrator, conservator or other similar official of such entity or for any substantial part of its property, or any general assignment for the benefit of creditors.

                  "Final Adjustment Amount" means the adjustment to be paid on the Final Adjustment Date which amount is to be determined under Section 2.02(b) hereof.

                  "Final Adjustment Date" means June 30, 2008 (or, (i) if Tax Credits are unavailable by reason of the repeal or amendment of Section 29 of the Code, June 30 of the year following the year in which the Tax Credits are last available as a result of such repeal or amendment, or (ii) if Tax Credits are available beyond January 1, 2008, June 30 of the year following the year in which the Tax Credits are last available).

                  "Final Determination" has the meaning specified in Section 2.01(j)(3).

                  "Governmental Body" means any of the following:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d)      multi-national organization or body; or

                  (e)  body   exercising,   or   entitled   to   exercise,   any
         administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "Initial Payment" means the return of the promissory note referred to in Section 11.10 marked paid in full, or cancellation of such note.

                  "IRS" means the Internal Revenue Service or its successor.

                  "IRS Ruling" has the meaning ascribed thereto in the Company Agreement.

                  "Lease" means the Deed of Ground Lease of even date herewith by and between Seller and Upshur Property, Inc.

                  "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative (or quasi-administrative) order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

                  "Manager" means Covol Technologies, Inc. in its capacity as manager of the Purchaser.

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



                  "Maximum Tax Credit Amount at Risk" has the meaning specified in Section 2.01(j)(4).

                  "Member" means the entities which are the Members of the Purchaser.

                  "Operating Deficit" means, for any period, the amount, if any, by which Cash Expenditures exceed Cash Receipts.

                  "Operating Gain" means, for any period, the amount, if any, by which Cash Receipts exceed Cash Expenditures.

                  "Permitted Encumbrances" means (i) liens for taxes that are not yet due and payable, (ii) liens that are being contested in good faith and by appropriate proceedings which have the effect of staying the execution of such liens, (iii) materialmen's, mechanic's, worker's, repairmen's, employees', carriers', warehousemen's and other like liens relating to the construction of the Project, so long as the same relate to amounts that are not more than thirty days past due, and (iv) exceptions to title that are disclosed after the date hereof to the Purchaser in the title policy relating to its lease of the land on which the Project is located and which Purchaser reasonably determines (by written notice within thirty days of receipt of the relevant title policy) do not interfere with its use and enjoyment of the leasehold.

                  "Project"  means  the  synthetic  fuel   production   facility
developed and constructed by the Seller and described in Schedule II to the Company Agreement.

                  "Purchaser"  or  "Partnership"   means  Mountaineer   Synfuel,
L.L.C., a Delaware limited liability company.

                  "Purchase Price" has the meaning specified in Section 2.01(a).

                  "Qualified Fuels" means qualified fuels as defined in Section 29(c) of the Code.

                  "Quarterly Payment Date" means the date following the end of each Calendar Quarter on which the Contingent Payment is due as provided in
Section 2.01(h).

                  "Reserves" means reserves established and maintained from time to time by the Purchaser, in amounts deemed adequate and sufficient from time to time by the Purchaser for working capital and to pay taxes, insurance, repairs, replacements or renewals or other costs and expenses incident to the Purchaser's business.

                  "Sale  or   Refinancing"   means   any  sale  or   refinancing
transaction not in the ordinary course of business of Purchaser as more fully described in the Company Agreement.

                  "Sale or Refinancing Proceeds" means all cash receipts of the Purchaser arising from a Sale or Refinancing less those amounts described in the Company Agreement.

                  "Seller"   means   Covol   Technologies,   Inc.,   a  Delaware
corporation.

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



                  "Tax Credits" means the tax credits provided by Section 29 of the Code.

                  "Tax Credits Limit" means, for any calendar year, an amount equal to the Tax Credits that would be generated by 480,000 tons of Qualified Fuel (with each ton having a deemed energy content of 26 MMBtu) produced at the Project owned by the Purchaser.

                  "Tax Event" has the meaning specified in Section 2.01(j)(2).


                                   ARTICLE II

                                    PURCHASE

                  Section 2.01.  Sale and Purchase of Assets.


                  (a) On the Closing Date, subject to the terms and conditions set forth in this Agreement, the Purchaser shall purchase and the Seller shall sell, assign, transfer and convey the Assets. At the Closing, the Seller shall deliver to the Purchaser an update to the Closing Date of Schedule 3.01 hereto. The Seller shall retain, and shall discharge fully in accordance with their terms, any and all liabilities related to any of the Assets, except for liabilities under the Lease for the period after the Closing, which shall be assigned to and assumed by the Purchaser. The Purchase Price of the Assets shall include two components: (1) the Initial Payment and (2) Contingent Payments due on each Quarterly Payment Date through and including the Quarterly Payment Date which follows the Calendar Quarter ended on December 31, 2007 and on the Final Adjustment Date.

                  (b) The Purchaser shall have the right to purchase the Assets at any time on or before August 31, 1998 by giving written notice to such effect to the Seller, which notice shall designate the Closing Date.

                  (c) Subject to the terms and conditions of this Agreement, at the Closing with respect to the sale of the Assets, the Seller will, by bill of sale, assignment and assumption agreement, and other appropriate documentation and actions, sell, assign, transfer and convey all of the Seller's rights, title and interest in the Assets to the Purchaser and the Purchaser will purchase, assume and accept the Assets from the Seller and will pay for the Assets, the Initial Payment and all of the Contingent Payments as they become due. On the Closing Date, all right, title and interest of the Seller in the Assets shall be transferred, assigned and conveyed to the Purchaser and all interest of the Seller in the Assets shall be released by the Seller.

                  (d) On the Closing Date, the Purchaser shall pay in full in immediately available funds the Initial Payment.

                  (e) The Purchaser shall, as further consideration for the Assets purchased hereunder, be required to make and agrees to make Contingent Payments to the Seller in the amounts set forth in this Section 2.01(e). The Contingent Payments shall be due and payable on

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



each Quarterly Payment Date and on the Final Adjustment Date. The Contingent Payments in respect of the Assets shall commence on the Quarterly Payment Date immediately following the Calendar Quarter in which the first Qualified Fuel produced by the Project is sold and end with the Final Adjustment Date. Subject to Article IX hereof, with respect to each Calendar Quarter, the Contingent Payment due on the Quarterly Payment Date immediately following such Calendar Quarter shall be an amount equal to (i) 16.7% of the aggregate Estimated Tax Credits generated by the Project during such Calendar Quarter and (ii) with respect to the Contingent Payment due on the Adjustment Date, plus or minus the Annual Adjustment Amount. The term "Estimated Tax Credits," for any Calendar Quarter, as used in this Agreement, means the sum of the Tax Credits, as determined in accordance with Section 3.1(e) of the Company Agreement; and, as adjusted following review by the Seller as provided herein and by the Members' Accountant as provided in Section 3.1(f) of the Company Agreement; provided, however, that for purposes of calculating Contingent Payments, Estimated Tax Credits for any calendar year shall not exceed the Tax Credits Limit. Notwithstanding the foregoing, the Seller agrees that the Purchaser shall not have any obligation to make any Contingent Payment for the Assets unless and until the date the conditions set forth in Section 3.1(g) in the Company Agreement have been satisfied or waived.

                  (f) The final Contingent Payment shall be due on the Final Adjustment Date and shall be in the amount of the Final Adjustment Amount if such Final Adjustment Amount is a positive amount.

                  (g) The Manager shall prepare its calculation of the Estimated Tax Credits and the Contingent Payment for each Calendar Quarter at the same time that the Manager prepares its calculation of the amount of the Quarterly Contribution as provided in Section 3.1(e) of the Company Agreement and shall submit a report showing the Purchaser's determination of the Contingent Payment to the Seller at the same time as the Manager submits the report described in
Section 3.1(f) of the Company Agreement to the Members' Accountant for review.

                  (h) The Contingent Payment with respect to each Calendar Quarter shall be due to the Seller not later than five days after the Quarterly Contribution for such Calendar Quarter is due to the Purchaser from the Members under the terms of Section 3.1(f) of the Company Agreement. Such due date for Contingent Payments, being the date which is five days after the Quarterly Contribution Date, is herein referred to as the "Quarterly Payment Date."

                  (i) If the Seller objects to the Manager's calculation of any Contingent Payment, the Seller shall notify the Purchaser within two weeks after the Purchaser has submitted the report to the Seller. If the Seller disputes the Purchaser's calculations, the Purchaser shall, in good faith, consider the issues raised or in dispute and discuss such issues with the Seller and attempt to reach a mutually satisfactory agreement, taking into account as well, any issues raised by the Members' Accountant and if such dispute is promptly resolved, the adjusted amount agreed upon shall be the Contingent Payment due. If the dispute is not promptly resolved, the Purchaser shall pay, on the Quarterly Payment Date, the amount not in dispute. Thereafter, the Seller, the Manager and the Members' Accountant shall promptly select an independent entity qualified and knowledgeable in the area who shall be instructed to resolve the dispute promptly and, upon resolution of the dispute, if it is determined that additional Quarterly Contributions are

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



due from the Members, the corresponding additional amount shall be paid to the Seller within ten days of the date of such determination, together with interest thereon from the date sixty days after the relevant Quarterly Payment Date, at the rate of 6% per annum.

                  (j) (1) If the Purchaser advises the Seller in writing that a Tax Event has occurred, all payments of Contingent Payments thereafter up to an amount equal to the aggregate Maximum Tax Credit Amount at Risk shall be made into an escrow account for the benefit of the Seller (but owned by the Purchaser) at a bank or trust company of national standing, on terms whereby the amounts held in escrow will be released on the joint signatures of the Seller and the Purchaser (which shall require the approval of a Majority in Interest of the Members, as such term is defined in the Company Agreement) in the following circumstances, and in the following amounts:

                           (i) upon a Final Determination with respect to a Member or Members and a Calendar Quarter or Calendar Quarters that Tax Credits are disallowed, the product of (x) the sum of (I) the amount disallowed, plus (II) any interest and penalties (including without limitation substantial understatement penalties and any penalties for underpayment of estimated taxes to the extent attributable to Tax
         Credits arising from the Purchaser) due with respect to any such Calendar Quarters related to such Tax Credits, multiplied by (y) the applicable percentage under Section 2.01(e) hereof shall be released from the escrow to the relevant Member or Members so long as the relevant Member or Members certifies that (A) the amount being released is in the same proportion as the amounts escrowed hereunder bear to all amounts placed into escrow following a Tax Event under this Agreement and the Technology License and Binder Purchase Agreement and (B) all actions necessary to cause the proportionate amounts escrowed under the Technology License and Binder Purchase Agreement to be released have been taken or are being taken contemporaneously; and

                           (ii) if there is no longer an extant Tax Event as determined in accordance with the final sentence of paragraph (2) below, the amounts remaining in escrow after application of (i) above shall be released to the Seller.

                  (2) For purposes of this Agreement, "Tax Event" means (i) the issuance of any information document request related to Tax Credits arising from the operations of the Purchaser, or any other reasonable indication of an intention by the IRS to examine or disallow any portion of such Tax Credits, but in each case only if the IRS continues to make inquiries or persists in its examination after the IRS has received a response to its first such inquiry or been provided with a copy of the private letter ruling(s) issued to the Purchaser, (ii) the Purchaser or Seller becoming aware that the IRS has questioned or otherwise implicated the ability of the proprietary process licensed under the Technology License and Binder Purchase Agreement to produce Qualified Fuels at any other synthetic fuel production project, or (iii) except with respect to matters addressed in clause (i) or (ii) above, a Member having a Percentage Interest of at least 45% reasonably determines, after consultation with Seller, that it is more likely than not that the IRS will disallow all or a portion of Tax Credits. Any Tax Event arising under this Section 2.01(j)(2) shall cease on the earlier of (A) a Final Determination, (B) when the Purchaser (with the approval of a Majority in Interest of the Members or, if a Member objecting to the same delivers an

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opinion of  nationally  recognized  tax counsel  that it is more likely than not that the IRS will disallow Tax Credits, with the approval of all the Members) and the Seller agree that the tax issue giving rise to the Tax Event has been resolved, or (C) solely with respect to a Tax Event arising under clause (iii) above, more than one year passes without an examination of Tax Credits of the Partnership commencing or another Tax Event occurring.

                  (3) For purposes of this Agreement, "Final Determination" means, with respect to Tax Credits related to the Purchaser,

                                    (i) unless an  adjustment  is proposed  with
                  respect to any such Tax Credits, the expiration of the applicable statute of limitations;

                                    (ii)  unless an  administrative  appeal or a
                  judicial proceeding is initiated by the Purchaser or the affected Member, the date ninety days after the issuance of a notice of deficiency;

                                    (iii)  unless   judicial   proceedings   are
                  initiated by the Purchaser or the affected Member, a final decision with respect to the proposed adjustment by an IRS appeals officer, as evidenced by the issuance of a 90-day letter, 870-AD or like notice and the expiration of the period for initiating judicial proceedings;

                                    (iv) unless appealed by the Purchaser or the
                  affected Member, a final decision with respect to the proposed adjustment by the United States Tax Court, Court of Federal Claims or the appropriate Federal District Court and the expiration of the period for filing an appeal of such decision;

                                    (v) a  final  decision  of a  United  States
                  Court of Appeals with respect to the proposed adjustment, unless a petition for certiorari to the United States Supreme Court has been applied for and is pending or has been granted with respect to such decision;

                                    (vi)  denial  of  certiorari  by,  or  final
                  decision of, the United States Supreme Court; or

                                    (vii)   the   settlement   of   a   proposed
                  adjustment as evidenced by a closing agreement.

                  (4) For purposes of this Agreement, "Maximum Tax Credit Amount At Risk" means the amount reasonably determined by any affected Member to be potentially subject to disallowance by the IRS following a Tax Event, plus interest and substantial understatement penalties, which amount shall not exceed the product of (x) the sum of (I) the Tax Credits claimed by such Member with respect to the operations of the Purchaser for all open tax years (so long as such claims are consistent with the applicable final tax return of the Purchaser as to any such tax year), it being understood that such amount is not limited to amounts directly implicated by the Tax Event (since an audit of one issue related to Tax Credits could result in a disallowance of other such credits for the same or a subsequent period, or on other grounds discovered later),

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



plus (II) any interest and penalties payable by such affected Member (to the extent attributable to Tax Credits arising from the Partnership), multiplied by
(y) the applicable percentage under Section 2.01(e) hereof.

                  (5) Each of the Seller and the Purchaser agrees that, promptly after obtaining knowledge thereof, it will give prompt notice of any matter that is or could become a Tax Event or that the IRS has commenced an examination of any other synthetic fuel production project utilizing the proprietary process licensed under the Technology License and Binder Purchase Agreement, and the parties as promptly thereafter as practicable shall meet to discuss in good faith whether a Tax Event in fact exists or will likely occur and the consequences thereof; provided, however, that neither party shall be required to make any disclosures prohibited under contractual obligations related to synthetic fuel production projects or under applicable law.

                  Section 2.02.  Adjustment Amounts.

                  (a) Each year, following the publication by the IRS of the revised inflation adjustment factor and the reference price, and following the filing of the Purchaser's federal income tax return (A) the Estimated Tax Credits for each Calendar Quarter of the preceding calendar year shall be recomputed, using such revised factor and taking into account the effect of the operation of Section 29(b)(1) of the Code based on such reference price, but otherwise using the same information used to determine the Estimated Tax Credits for such periods, except as necessary to cause the aggregate Estimated Tax Credits to equal the Tax Credits actually reported on the Purchaser's federal income tax return; and (B) the Estimated Tax Credits for the first Calendar Quarter of the then current calendar year shall be recomputed using such revised inflation adjustment factor. The Manager shall then determine the difference between (x) the Estimated Tax Credits for the preceding calendar year and the first Calendar Quarter of the current calendar year, as recomputed using the revised information as set forth in this Section 2.02(a) and (y) the Estimated Tax Credits as originally determined for the four Calendar Quarters in the preceding calendar year and the first Calendar Quarter of the current calendar year. (In the event the Company's federal income tax return is amended for any year, the Adjustment Amount first following the filing of such amended return shall be increased or decreased to reflect changes in the tax credits claimed on such amended return, using the principles of the preceding sentence.) The product of (I), the difference between (x) and (y) in the preceding sentence, multiplied by (II) the applicable percentage under Section 2.01(e) hereof, is the "Annual Adjustment Amount." If the Annual Adjustment Amount is a positive amount, it shall be added to the amount of the Contingent Payment otherwise due on the Adjustment Date and if the Annual Adjustment Amount is a negative number, such amount shall be used to reduce the Contingent Payment otherwise due on the Adjustment Date, or if the Annual Adjustment Amount is negative and exceeds the amount of the Contingent Payment otherwise due on such date, the excess amount shall be successively credited against Contingent Payments as they otherwise become due thereafter.

                  (b) In the calendar year in which the Final Adjustment Date occurs, following the publication of the revised inflation adjustment factor and the reference price applicable to the immediately preceding calendar year and following the filing of the Partnership's federal income tax return, the Estimated Tax Credits for each Calendar Quarter of such immediately preceding

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



calendar year shall be recomputed, using such revised factor and taking into account the effect of the operation of Section 29(b)(1) of the Code based on such reference price, but otherwise using the same information used to determine the Estimated Tax Credits for such periods, except as necessary to cause the aggregate Estimated Tax Credits to equal the Tax Credits actually reported on the Purchaser's federal income tax return. The Manager shall then determine the difference between (x) the Estimated Tax Credits for such calendar year as recomputed using the revised information as set forth in this Section 2.02(b) and (y) the Estimated Tax Credits as originally determined for the four Calendar Quarters in such calendar year. The product of (I), the difference between (x) and (y) in the preceding sentence, multiplied by (II) the applicable percentage under Section 2.01(e) hereof (determined based on the Project in respect of which the Tax Credits were generated), is the "Final Adjustment Amount." The Final Adjustment Amount, if positive, shall be due from the Purchaser to the Seller as the final Contingent Payment on the Final Adjustment Date. If the Final Adjustment Amount is negative, the amount thereof shall be paid by the Seller to the Purchaser on the Final Adjustment Date.

                  Section 2.03. Deferred Contingent Payments. (a) To the extent, for any Calendar Quarter, the Purchaser experiences an Operating Deficit, the Purchaser, with respect to the Contingent Payment due on the Quarterly Payment Date following such Calendar Quarter, shall be permitted to defer payment of the Contingent Payment due on such date up to the amount of the Operating Deficit for such Calendar Quarter. Any such amount deferred as provided in this Section
2.03 together with interest thereon is herein referred to as a "Deferred Contingent Payment." Any amount of a Contingent Payment which is deferred shall continue as an obligation of the Purchaser and shall bear interest at the rate of six percent per annum, compounded annually, until paid. If, for any Calendar Quarter, the Purchaser experiences an Operating Gain and there are Deferred Contingent Payments outstanding, the Purchaser shall, on or before the Quarterly Payment Date immediately following such Calendar Quarter, pay to the Seller the lesser of (i) the amount of such Operating Gain for the Calendar Quarter and
(ii) the aggregate amount of unpaid Deferred Contingent Payments including accrued and unpaid interest. Any payments made with respect to Deferred Contingent Payments shall be credited first to accrued and unpaid interest, and then to the principal amount of the unpaid Deferred Contingent Payments. All Deferred Contingent Payments not paid prior to such date shall become due and payable and shall be paid to the Seller on August 1, 2008. The Purchaser agrees that, to the extent it sells assets, the Sale or Refinancing Proceeds will be used first to pay any unpaid Deferred Contingent Payments before such amounts are used for any other purpose of the Purchaser. The obligation of the Purchaser to pay the Deferred Contingent Payment shall be evidenced by a promissory note substantially in the form of Exhibit B hereto.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:



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                  Section 3.01 Assets.  Set forth on Schedule  3.01 hereto is an identification of all of the tangible and intangible assets which comprise (or, for purposes of Schedule 3.01 delivered on the date of this Agreement, but not
Schedule  3.01 to be updated and  delivered  on the Closing  Date as provided in
Section 2.01(a) hereof, when constructed and completed, will comprise) the Project; which assets, collectively, are all of the assets necessary to operate the Project so as to achieve results equal at least to the Base Case. All of the tangible assets set forth on Schedule 3.01 are in good condition and repair, ordinary wear and tear excepted, and the Seller has good and marketable title (or a valid leasehold interest in, as relevant) to all of such assets, free and clear of Encumbrances except Permitted Encumbrances.

                  Section 3.02. Ownership of Assets. The Seller (a) is the owner, free and clear of any Encumbrances, of the Assets, and (b) subject to the terms and conditions of this Agreement, will sell, transfer, assign and deliver good and valid title to the Assets and relinquish all rights with respect thereto. At the Closing the Purchaser will acquire good and valid title to the Assets, free and clear of any Encumbrances.

                  Section 3.03. Organization; Due Authorization; Binding Obligation. The Seller is a Delaware corporation having all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Seller of this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly and validly executed and delivered by the Seller. This Agreement is the valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3.04. Absence of Certain Changes or Events. Since January 1, 1998, there has not been any material adverse change in the properties, assets, business, financial condition or results of operations of the Seller as they relate to the Project.

                  Section 3.05. Insurance. The assets, business and operations of the Seller are insured in accordance with prudent industry practices with respect to loss due to casualty and other risks, in amounts and coverages reasonable in the circumstances. Schedule 3.05 attached hereto sets forth a complete and accurate list of all casualty, directors and officers liability, general liability (including product liability) and other types of insurance maintained by the Seller that relate to the Project, together with the carriers and liability limits for each such policy. Each policy is in full force and effect, there are no defaults or conditions which with the passage of time, the giving of notices or both, would become defaults under any such policies, and no written or oral notice has been received by the Seller from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Seller is current in all premiums or other payments due thereunder.

                  Section 3.06. Commitments. Schedule 3.06 attached hereto sets forth a complete and accurate list of all agreements, contracts, leases (whether of real or personal property),

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



options, commitments, arrangements and understandings, whether oral or written (including any and all amendments thereto) to which Seller is a party and which relate to the Project, including, but not limited to, (a) licenses for technology, (b) agreements for the purchase of feedstock and other raw materials, (c) operating agreements, (d) engineering procurement and construction contracts, (e) management services agreements, (f) employment contracts and contracts with consultants and other independent contractors, (g) contracts with Affiliates and (h) all other material contracts. All such contracts, agreements, leases, commitments, arrangements or understandings are on commercially reasonable and arms-length terms, and the sale of Assets will not constitute a breach or default under any such contracts. To the knowledge of Seller neither the Seller nor any of the other parties thereto is in default, thereunder and, to the knowledge of the Seller, no event has occurred which with the giving of notice or the lapse of time or both would constitute a default, under any such agreements, contracts, leases, commitments, arrangements or understandings.

                  Section 3.07. Legal Proceedings. Except as disclosed in filings under the Securities Exchange Act of 1934, the Seller is not engaged in and is not a party to, or, to the Seller's knowledge, threatened with, any suit, investigation, legal action or other adverse proceeding, before any court, administrative agency, arbitration panel or other similar authority (whether or not covered by insurance), and there is no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency, arbitration panel or other similar authority, or any litigation pending or, to the Seller's knowledge, threatened, against the Seller.

                  Section 3.08. Taxes. All federal, state and local tax returns, reports, declarations, statements and other documents required to be filed by or with respect to the Seller in respect of all taxes, including income, franchise, sales, property, payroll and other taxes, levies, imposts and duties of any nature whatsoever ("Taxes") have been filed with the appropriate tax authorities, such documents are true, accurate and complete in all material respects and all amounts shown by such documents to be due and payable have been paid. Seller has no liability for taxes, or for any interest or penalties in respect thereof which, if due and payable, have not been paid or will not be paid at or prior to the Closing. There are no pending, or to the Seller's knowledge, threatened, claims or assessments against Seller in respect of Taxes, or interest or penalties, other than claims or assessments for which adequate reserves have been provided.

                  Section 3.09. Compliance with Laws. (a) Seller has complied in all material respects, and is now in compliance in all material respects, with all federal, state and local laws, ordinances and regulations applicable to it on or prior to the date of this Agreement, (b) those governmental permits, licenses and other authorizations required to be obtained or waived in connection with further development, construction, equipping and operation of the Project are set forth on Part B of Schedule 3.09 attached hereto, (c) no written claims or written complaints from any Governmental Body or other parties have been received by Seller and, to the knowledge of the Seller, none is threatened, to the effect that Seller is in violation of any applicable building, zoning, occupational safety and health, or similar law, ordinance or regulation which relate to the Project or of any applicable fair employment, equal opportunity or similar law, ordinance or regulation, and (d) Seller has not received written or oral notice from any Governmental Body of any pending proceedings to take all or any part of the properties of the Seller (whether leased or

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



owned) which relate to the Project by condemnation or right of eminent domain and, to the knowledge of the Seller, no such proceedings are threatened. Part A of Schedule 3.09 sets forth all material governmental permits, licenses and authorizations with respect to the Project obtained to the date of this Agreement.

                  Section 3.10.  Environment.

                  (a) The Seller possesses, or has the use and benefit of through its respective Project Contracts, all permits, licenses and authorizations required by any existing Environmental Law to construct, own and operate the Project as contemplated in the Base Case, except as set forth in Part B of Schedule 3.10, and is in compliance with all applicable Environmental Laws in effect as of the date hereof and, no condition exists or event has occurred which would constitute or give rise to any material non-compliance under any applicable Environmental Law affecting, or which may affect the Project, the leasehold on which the Project is situated or the Purchaser as the owner of the Project or as the lessee of such leasehold. Except as set forth on Part B of such Schedule 3.13, the Purchased Companies are not required to obtain any additional permits, licenses or authorizations under any applicable Environmental Law.

                  (b) The Seller has timely filed all reports and notifications, if any, required to be filed on or prior to the date of this Agreement with respect to its properties and facilities and has generated and maintained all records and data, if any, required prior to the date of this Agreement under all applicable Environmental Laws.

                  Section 3.11. Non-Contravention. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of any covenant, agreement or understanding to which the Seller is a party or any order, ruling, decree, judgment or arbitration award, or any law, rule, regulation or stipulation, to which the Seller is subject or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Seller, other than violations, conflicts, breaches, accelerations, defaults, liens, charges or encumbrances which are not material.

                  Section 3.12. Regulatory Approvals. The Seller is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation in connection with the execution, delivery and performance of this Agreement by the Seller.

                  Section 3.13. Conduct of Operations. The business and operations of Seller as they relate to the Project have been conducted (a) in a prudent and commercially reasonable manner, and (b) in compliance with all applicable federal, state and local laws including, without limitation, such laws relating to coal mine health and safety and other laws relating to or affecting coal mine activity and labor and employment matters. All existing contracts or commitments of Seller for the purchase of goods or services as they relate to the Project are on

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



terms which are commercially reasonable, arms-length and commensurate with the goods or services provided or to be provided.

                  Section 3.14. Designs and Drawings. The Project, if constructed in accordance with the designs and construction drawings in respect thereof, will have the operational capabilities to produce Qualified Fuels of a quality expected to satisfy the requirements of the marketplace for synthetic coal-based fuels, and the capacities to produce Qualified Fuels on an annual basis as contemplated in the Base Case.

                  Section 3.15. Licenses, Permits, Etc. All licenses, permits and other governmental approvals and all private consents which have been obtained in connection with the construction and operation of the Project (including without limitation those required under Environmental Laws) are set forth in Part A of Schedule 3.09; all such licenses, permits, approvals and consents are in full force and effect, there are no breaches or defaults by the Seller under any thereof, or conditions which with the passage of time or the giving of notice or both would give rise to such a breach or default, each thereof my be assigned to Purchaser to undue delay or expense and the sale of Assets as contemplated under this Agreement will not result in a breach or default or require further consent under the terms thereof, other than any breach or default that could not reasonably be expected to have a material adverse effect on Seller. The Seller reasonably expects that all additional licenses, permits, other governmental approvals and private consents that are necessary or advisable for the construction of, operation of, and sale of synthetic coal-based fuels produced by, the Project will be obtained without undue delay or expense so as to permit the Project to meet the requirements of
Section 3.1(g) of the Company Agreement and operate so as to produce Qualified Fuel as contemplated in the Base Case.

                  Section 3.16. No Tax-Assisted Financing. None of the following exist with respect to the Project: (i) grants described in Section 29(b)(3)(A)(i) of the Code; (ii) proceeds of issues of State or local government obligations described in Section 29(b)(3)(A)(ii) of the Code; or (iii) subsidized energy financing described in Section 29(b)(3)(A)(iii) of the Code.

                  Section 3.17. IRS Ruling. The representations made by the Purchaser and its representatives in applying for the private letter ruling expected to be issued to the Purchaser were (and any future such representations will be) correct in all material respects, and reflected (and will reflect) an accurate statement of the material facts. The only written submissions to the IRS and the only written communications from the IRS in the course of such request are listed on Schedule 3.24. The Seller is not aware of any fact which would render it unable to rely upon the IRS Ruling, or that would permit the IRS to revoke or modify, prospectively or retroactively, in whole or in part, the IRS Ruling, in any manner adverse to the Seller. Seller has not taken any action inconsistent with the IRS Ruling in connection with the Project. This representation and warranty shall be made only at the Closing Date. The Purchaser acknowledges that before the date hereof an application for a private letter ruling was submitted to the IRS and is about to be withdrawn; this representation and warranty is to be made without regard to that application.

                  Section 3.18. Certain Expectations. The Seller reasonably expects that the Project will be able to be completed, and will be completed, in accordance with the requirements of Section 3.1(g) of the Company Agreement and will be able to be operated and will be operated

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



at a level of operations at least equal to the Base Case and consistent with (but without limitation of) that expectation, the Seller reasonably believes that:

                  (a)  there  are no  material  physical,  contractual  or legal impediments to the construction of any Project in accordance with the requirements of Section 3.1(g) of the Company Agreement and the operation of the Project as contemplated in the Base Case;

                  (b) Purchaser has, or will have at the time reasonably required consistent with the requirements of Section 3.1(g) of the Company Agreement and the Base Case, full right and entitlement to possess, use and conduct operations on the properties on which the Project is located;

                  (c) all necessary or advisable rights of easement, access, ingress and egress, and transportation arrangements to and from the Project site will be able to be obtained without undue delay or cost, and in order to permit the Project to be constructed substantially in accordance with the requirements of Section 3.1(g) of the Company Agreement and to be operated substantially in accordance with the Base Case;

                  (d) there will be available to Purchaser sufficient coal fines and other feedstock to meet the requirements of the IRS Ruling and to produce Qualified Fuels in the quantities and with the quality contemplated in the Base Case;

                  (e) the production and sale of Qualified Fuels by the Project, and the Tax Credits resulting therefrom, will be substantially consistent with the Base Case;

                  (f) Purchaser will be able to produce Qualified Fuels substantially in accordance with the Base Case and in compliance with the IRS Ruling and the requirements of the marketplace for synthetic coal-based fuels; and

                  (g) the Covol technology as used in the Project is able to produce Qualified Fuels in compliance with the requirements of the IRS Ruling and the requirements of the marketplace for synthetic coal-based fuels.

                  The references in this Section 3.18 to the IRS Ruling shall be a part of the representations and warranties only at the Closing Date, and not at the date hereof.

                  Section  3.19.   Projections.   The  Base  Case  is  based  on
reasonable assumptions, and the Seller reasonably believes that the Purchaser will be able to pay Deferred Contingent Payments, if any, when due.

                  Section 3.20. Production Capacity of Synthetic Coal Facilities. Assuming completion of the applicable synthetic fuel production facility in accordance with the terms of the Design and Construction Agreement and operation thereof by a qualified operator, the Project will, in at least two consecutive Calendar Quarters occurring between the date hereof and December 31, 2000, be capable of producing at least 85,000 tons of Qualified Fuels in the aggregate in compliance with the IRS Ruling. The failure of the Project to produce at least

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



85,000 tons of Qualified Fuels in compliance with the IRS Ruling within such period shall create a presumption that the representation and warranty in this
Section 3.20 has been breached; provided, however, that the presumption may be rebutted by clear and convincing evidence that such failure was the result of operations, it being the intent of the parties that this representation is a representation as to design, equipment and capacity.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Seller as follows:

                  Section 4.01. Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own and operate its business and properties and to consummate the transactions contemplated hereby.

                  Section 4.02.  Due  Authorization  of the  Purchaser;  Binding
Obligation.  The  Purchaser  has all  requisite  power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser. This Agreement including, but not limited to, the obligation to pay the Initial Payment, each Contingent Payment and all Deferred Contingent Payments, is the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.03. Non-Contravention. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the Purchaser Agreement or any covenant, agreement or understanding to which the Purchaser is a party or any order, ruling, decree, judgment or arbitration award or, subject to the filings, registrations and notices referred to in Section 4.04, any law, rule, regulation or stipulation, to which the Purchaser is subject or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of the Purchaser's properties or assets.

                  Section 4.04. Regulatory Approvals. The Purchaser is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent or bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by the Purchaser.


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                                                       -17-

                  Section 4.05. Legal Proceedings. There is no outstanding order, ruling, decree, judgment or stipulation, or any litigation pending or, to the Purchaser's knowledge, threatened against the Purchaser which would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement, or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

                  Section 4.06. Availability of Funds. The Purchaser will have available to it on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.


                                    ARTICLE V

                        FURTHER AGREEMENTS AND ASSURANCES

                  Section 5.01. Confidentiality. If the transactions contemplated by this Agreement shall be consummated, the Seller agrees that it shall, and shall cause each of its agents, representatives and employees to, for a period of three years following the final Closing Date hereunder (a) maintain in confidence any and all proprietary and confidential information concerning the Purchaser and (b) refrain from using any such information for its own benefit or in competition with or otherwise to the detriment of the Purchaser. It is understood that the Seller shall not have liability hereunder for disclosure or use of any such information which (i) is in or, through no fault of the Seller, its agents, representatives or employees, comes into the public domain, or (ii) was acquired by the Seller from other sources after the Closing, provided such sources are not, to the knowledge of the Seller, prohibited from disclosing such information by legal, contractual or fiduciary obligation to the Purchaser, any affiliate of the Purchaser, or (iii) the Seller is legally required to disclose. In the event that the Seller becomes compelled by legal or administrative process to disclose any of such information, the Seller will provide the Purchaser with prompt notice so that the Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5.01. In the event that such protective order or other remedy is not obtained, or that the Purchaser waives compliance with the provisions of this Section 5.01, the Seller will furnish only that portion of such information which the Seller is advised, by opinion of counsel, is legally required and will exercise reasonable efforts, at the Purchaser's expense, to obtain reliable assurance that confidential treatment will be accorded such information. Nothing herein shall be construed as prohibiting the Seller from using such information in connection with (i) any claim against the Seller hereunder, (ii) any third party claims for which the Purchaser is seeking indemnification from the Seller hereunder and (iii) any exercise by the Seller of any of its or his rights hereunder.

                  Section 5.02. Reports and Financial Statements. The Purchaser will prepare (a) quarterly reports of synthetic fuel produced, and synthetic fuel sold to unaffiliated third parties, (b) quarterly reports of Cash Receipts and Cash Expenditures (c) quarterly statements showing the calculation of Estimated Tax Credits and, for the applicable Calendar Quarters, the Annual Adjustment Amount and the Final Adjustment Amount and (d) annual financial statements, including statements of cash flows. Such annual financial statements shall be prepared in accordance with generally accepted accounting principles. The Purchaser shall provide the Seller

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                                                       -18-
with copies of all such reports within a reasonable time after the end of each Calendar Quarter but not later than the submission of the report described in
Section 3.1(f) of the Company Agreement to the Members' Accountant and all such financial statements within 90 days after the end of each calendar year. The Purchaser shall, at the reasonable request of Seller from time to time, make available promptly to Seller, and to make the calculations required by Sections 3 and 4 of such Transfer Agreements, provided that any such additional data shall be so made available only on conditions that do not involve cost to the Purchaser.

                  Section 5.03. Concerning the Project. The Seller shall (a) use commercially reasonable efforts to cause the Project to be developed, constructed and placed in commercial operation and to do so at an overall cost not to exceed the cumulative aggregate budgeted development cost set forth in Exhibit B to the Company Agreement, (b) supervise, monitor and direct the development and construction of the Project and the placing of the Project into service and shall, on commercially reasonable terms, procure all contracts and agreements appropriate for such development, construction and placing in service, and (c) proceed generally with due diligence to cause the Project to be completed and placed in service and to meet the requirements of Section 3.1(g) (other than clause (iii) thereof) of the Company Agreement.


                                   ARTICLE VI

                           CONDITIONS TO THE PURCHASE

                  The Purchaser's purchase of the Assets is subject to the satisfaction or waiver on or prior to the Closing Date on which the Assets are purchased of the following conditions (provided that, if the Purchaser pays the Initial Payment for the Assets, such payment shall constitute conclusive evidence that each of the following conditions has been satisfied or waived):

                  Section 6.01. No Legal Proceedings. No Governmental Body shall have commenced any administrative or judicial proceeding to restrain or prohibit or otherwise challenge the transactions contemplated by this Agreement and, in the case of any action commenced by other than a Governmental Body, no preliminary or permanent injunctive order issued by any United States federal or state court of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

                  Section 6.02. Project Contracts. The Purchaser shall have entered into the Project Contracts, each of which shall be in full force and effect and there shall be no default under any thereof, and no condition which with the passage of time or giving of notice might become such a default.




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                                      -19-

                                   ARTICLE VII

                             CONDITIONS TO THE SALE

                  The sale by the Seller of the Assets hereunder is subject to the satisfaction, or waiver on or prior to the Closing Date with respect to the sale of Assets of the following conditions (provided that, if the Seller executes and delivers such documents as the Purchaser reasonably requests to evidence the Seller's transfer of the Assets, such execution and delivery shall constitute conclusive evidence that each of the following conditions has been satisfied or waived):

                  Section 7.01. No Legal Proceedings. No Governmental Body shall have commenced any judicial proceeding to restrain or prohibit or otherwise challenge the transactions contemplated by this Agreement and, in the case of any action commenced by other than a Governmental Body, no preliminary or permanent injunctive order issued by any United States federal or state court of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

                  Section 7.02. Payment of Purchase Price. The Purchaser shall have tendered for delivery to the Seller the amount required by Section 2.01 as the Initial Payment due at Closing.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  Section 8.01. Events of Default. Upon the occurrence and continuance of any of the following events (each an "Event of Default"):

                  (a) Payments by the Purchaser. Failure by the Purchaser to pay in full (i) any Contingent Payment due herein on the Contingent Payment Date (except to the extent such payment may be deferred under the terms of Section 2.03 of this Agreement) and continuation of such failure for five days after the Contingent Payment Date, (ii) failure to pay any Deferred Contingent Payment when due under the terms of Section 2.03 of this Agreement or (iii) failure by the Purchaser to pay the Final Adjustment Amount, if positive, on the Final Adjustment Date; or

                  (b) Bankruptcy Proceedings of the Purchaser. There shall occur an Event of Bankruptcy with respect to the Purchaser or the Manager; provided that, if such Event of Bankruptcy involves involuntary proceedings against the Purchaser or the Manager, no Event of Default hereunder shall occur unless such proceeding or petition shall not be dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be or

                  (c) Covenants by the Purchaser. Failure by the Purchaser to observe or perform (i) any of the covenants or agreements in Section
         5.02 hereof or (ii) any other covenant or

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                                      -20-
         agreement contained herein and not constituting an Event of Default under any other clause of this Article VIII; provided, that such failure shall have continued for 60 days after the Seller shall have given written notice of such failure to the Purchaser;

then, at any time during the continuance of any Event of Default, except as provided by Section 8.02 hereof, the Seller may proceed to enforce its rights by any means permitted by applicable law, including without limitation bringing an action to enforce payment, for damages and/or for specific performance by the Purchaser of any of the Purchaser's obligations under this Agreement.

                  Section 8.02. Purchaser's Obligation to Take Action Against Defaulting Member. The Purchaser agrees that if the Purchaser defaults on the payment of any amounts due hereunder and such default is the result of the default by any Member in making a Quarterly Contribution, then the Purchaser shall, if the default has not been cured within 30 days of the occurrence thereof, promptly proceed to exercise the remedies available to it under the Company Agreement.


                                   ARTICLE IX

                    CONSEQUENCES OF BREACH OF REPRESENTATIONS
                          AND WARRANTIES AND COVENANTS

         Section 9.01. Consequence of Breach of Representations and Warranties and Covenants. Except as provided in the next sentence hereof, to the extent that the Purchaser is damaged from time to time as a result of any breach of, or inaccuracy in, any representation or warranty contained in Article III hereof or the breach of any covenant contained in this Agreement the Purchaser may withhold from any Contingent Payment due hereunder the amount reasonably determined by the Purchaser to be necessary to recover such damages. All funds so withheld shall be maintained by the Purchaser in Permitted Interim Investments (as defined in the Company Agreement) until released to the appropriate party (together with the earnings thereon) upon final resolution of the matter (which resolution shall require the approval of a Majority in Interest of the Members) or as directed by a court of applicable jurisdiction. In case of a breach of the representation and warranty set forth in Section 3.20 hereof (the "Capacity Warranty"), the amount of each Contingent Payment due under Section 2.01 (e) shall be reduced thereafter on a permanent basis to 6.7% as liquidated damages and not as a penalty. The Purchaser and Seller agree that the sole remedy for any breach of the Capacity Warranty shall be the price reduction set forth in the immediately preceding sentence.


                                    ARTICLE X

                            TERMINATION OF AGREEMENT

                  Section  10.01.  Mutual  Agreement.   This  Agreement  may  be
terminated at any time prior to the Closing by mutual written agreement of the Purchaser and the Seller.


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                                                       -21-

                  Section 10.02. Noncompliance; Nonperformance. This Agreement may be terminated by written notice by the Purchaser to the Seller or by the Seller to the Purchaser, without prejudice to the terminating party's rights to claim damages or other relief, if (i)(A) any of the material terms, covenants or conditions of this Agreement to be complied with or performed at or before the Closing by the party to whom notice is addressed shall not have been complied with or performed by the Closing Date, (B) such noncompliance or nonperformance shall be such as would entitle the terminating party to decline to consummate the transaction, and (C) such noncompliance or nonperformance shall not have been waived by the party giving notice of termination or (ii) the Closing shall not have occurred on or prior to August 31, 1998.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.01. Entire Agreement. This Agreement (including the Schedules attached hereto) constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof.

                  Section 11.02. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Purchaser without the prior written consent of the Seller.

                  Section 11.03. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  Section 11.04. Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 11.05. Amendment; Waiver; Requirement of Writing. This Agreement cannot be amended, changed, modified, released or discharged, and no performance, term or condition can be waived in whole or in part, except by a writing signed by the party against whom enforcement of the amendment, change, modification or waiver is sought. Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

                  Section 11.06. Notices. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, by nationally recognized overnight courier or by telecopier, addressed as set forth below:

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                                                       -22-

                  If to the Seller:

                           Covol Technologies, Inc.
                           3280 North Frontage Road
                           Lehi, Utah  84043
                           Attention: General Counsel
                           Facsimile:  (801) 768-4483


                  If to the Purchaser:

                           Mountaineer Synfuel, L.L.C.
                           3280 North Frontage Road
                           Lehi, Utah  84043
                           Facsimile:  (801) 766-1979

                  with a copy to each Member at the address specified therefor in the Company Agreement (as amended from time to time).

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date received by the recipient thereof.

                  Section  11.07.   Governing  Law.  This  Agreement   shall  be
construed in accordance with and governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                  Section 11.08. Exclusion of Consequential Damages. Neither party, its Affiliates nor their respective employees, agents or subcontractors shall be liable to the other party, its Affiliates or their respective employees, agents or subcontractors, whether based in contract, in tort (including negligence and strict liability), under warranty, or otherwise, for any consequential, indirect, punitive, incidental, exemplary or special loss or damage whatsoever, including without limitation, loss of use, loss of productive resources, loss of opportunity or anticipated profits, damages to good will or reputation or punitive or speculative damages. The inclusion of this provision has been a material inducement for each of the parties to enter into this Agreement.

                  Section 11.09. No Third-Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  Section 11.10. Interim Funding. The Purchaser has concurrently with the execution and delivery of this Agreement loaned $6,250,000 to the Seller to be used for the construction and placing in service of the Project on the terms and conditions of this Agreement. The Purchaser agrees, to provide working capital for the construction of the Project, to lend the

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                                                       -23-
further amounts, on the dates, and subject to the conditions set forth on Exhibit C hereto. The Seller agrees to repay the full amount loaned to it hereunder on the earlier of the Closing Date or January 1, 1999. To evidence Seller's obligation to repay that amount, the Seller is concurrently herewith delivering to the Purchaser its promissory note.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective officers or partners thereunto duly authorized, as of the date first above written.

                                            MOUNTAINEER SYNFUEL, L.L.C.

                                            By:   Covol Technologies, Inc.
                                                  Its Manager

                                            By:   /s/ Covol Technologies, Inc.
                                            Name: Brent M. Cook
                                            Title:   President

                                            COVOL TECHNOLOGIES, INC.

                                            By:   /s/ Stanley M. Kimball
                                            Name: Stanley M. Kimball
                                            Title:   CFO



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                                                       -24-

                                    Exhibit A

Mountaineer Synfuels,LLC
Schedule of Operating Results and Cash Flows
Not Attached

                                                     Exhibit B

                                    [FORM OF DEFERRED CONTINGENT PAYMENT NOTE]

                                         DEFERRED CONTINGENT PAYMENT NOTE


$50,000,000
                                            Lehi, Utah

                                                                           ,

                  FOR VALUE RECEIVED, the undersigned, MOUNTAINEER SYNFUEL, L.L.C., a Delaware limited liability company ("MSLCC"), hereby unconditionally promises to pay to the order of COVOL TECHNOLOGIES, INC., a Delaware corporation ("Covol"), located at 3280 North Frontage Road, Lehi, Utah 84043, in lawful money of the United States and in immediately available funds, the principal amount of $50,000,000, or, if less, the aggregate unpaid Deferred Contingent Payments due but not paid under the Purchase Agreement (as hereinafter defined), which sum shall be due and payable from time to time in accordance with Section
2.03 of the Purchase Agreement, and if not repaid earlier, shall be due and payable and paid to Covol on August 1, 2008. MSLCC further agrees to pay interest in like money from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rate of 6% per annum, compounded annually, until paid.

                  Capitalized terms used herein without definition have the meanings assigned to them in the Purchase Agreement.

                  The holder of this promissory note is authorized to record, on the schedule annexed hereto and made a part hereof, or on other appropriate records of Covol, the date and amount of each Contingent Payment deferred pursuant to Section 2.03 of the Purchase Agreement and the date and amount of each payment of principal thereof; provided, however, that failure by Covol to make any recordation or other error therein shall not limit or otherwise affect the obligations of MSLCC hereunder.

                  This promissory note is the promissory note referred to in the Purchase and Sale Agreement, dated May 1, 1998, by and between Mountaineer Synfuel, L.L.C. and Covol Technologies, Inc. (as the same may be amended, modified or supplemented from time to time, the "Purchase Agreement"). This promissory note is entitled to the benefits of the Purchase Agreement.

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                                                       - 1 -

                  The obligation of MSLCC is absolute and unconditional to pay the principal of and interest on this promissory note at the place, at the respective times, and in the currency herein prescribed. MSLCC waives any and all right to assert any defense (other than performance hereunder), set-off, counterclaim or crossclaim of any nature whatsoever with respect to this promissory note or the obligations of MSLCC hereunder in any action or proceeding brought by Covol to collect this promissory note, or any portion hereof. MSLCC waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this promissory note.

         There shall be full recourse to MSLCC and all of its assets for the liabilities and obligations of MSLCC under this promissory note and the Purchase Agreement, but in no event shall any partner of MSLCC, nor any Affiliate thereof, nor any shareholder, officer, director, employee or agent of any thereof, be personally liable or obligated for such liabilities and obligations of MSLCC.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF THAT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                                  MOUNTAINEER SYNFUEL, L.L.C.

                                  By:  Covol Technologies, Inc.
                                                   its Manager


                                           By:
                                               Name:
                                                 Title:



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                                                       - 2 -

                                                     Exhibit C

Interim Funding Draw Schedule
Not Attached

                                                     Schedules

3.01     Purchase Assets - Not attached
3.05     Insurance - Not attached
3.06     Commitments - Not attached
3.09     Permits - Not attached


                                      - 3 -